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                                                                  Exhibit 10.15

                              EMPLOYMENT AGREEMENT


THIS AGREEMENT, entered into as of the 18th day of March, 1997, by and between MEHL/Biophile International Corporation, a Delaware corporation (the "Company"), and Robert J. Figliozzi ( the "Executive" ).

                              W I T N E S S E T H :


         WHEREAS, the Company and the Executive desire to establish an employment relationship on the terms set forth herein;

         NOW,THEREFORE, in consideration of the mutual covenants and conditions set forth herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

         1. Offer and Acceptance of Employment. Subject to the terms and provisions of the Agreement, the Company agrees to and hereby does, employ the Executive as its Executive Vice President ("EVP"), commencing,at the discretion of the Executive, on or before May 30, 1997 (the "Effective Date"). The Executive hereby accepts such employment in such capacity and agrees to discharge faithfully, diligently, and to the best of his ability the responsibilities of such position commencing on the Effective Date for an initial period of three years (the "Employment Term") and continuing thereafter from year to year (a "Renewal Term"); provided that, subject to Section 6(c) hereof, either the Company or Executive may terminate such employment at anytime during the Employment Term or any Renewal Term by giving the other not less than one month's prior written notice of such termination.

         2. Duties and Responsibilities.

                  (a) During the Employment Term, the Executive (i) shall be in charge of the Company's investor relations program and, report to the Company's Chairman, and (ii) assist in the strategic planning of the Company, and in the overall execution of the Company's business plan, as
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directed by the Chairman,and (iii) shall assume and perform such further reasonable responsibilities and duties as may be requested of him by the Chairman or the Board of Directors.

                  If elected or appointed, the Executive shall serve as a director of the Company without additional compensation.

                  (B) Excluding periods of vacation and sick leave to which the Executive will be entitled, the Executive agrees to devote the whole of his intention, working time and energy to the business and affairs of the Company, and to use his best efforts to perform the responsibilities assigned to him hereunder faithfully and efficiently. However, the Executive hereby states and the Company hereby acknowledges that the Executive is a registered person with the New York Stock Exchange firm of Stuart, Coleman and Company ("Stuart") as a supervisory analyst. The Executive hereby states that such registration is solely to keep active the Executive's registration, and that the affiliation of the Executive with Stuart don't not entail or require any of the Executive's time, nor does such affiliation conflict in any way with the required functions and/or responsibilities of the Executive with the Company. The Company hereby consents to the Executive's continuance as a registered person with Stuart but reserves the right, during the Employment Term, to request that the Executive terminate such affiliation.

         3. Compensation. The following provisions apply during such time as the Executive is employed by the Company, subject to annual review and adjustment by the Board of Directors;

                  (a) Signing Bonus. The Company shall pay the Executive a signing bonus ("Signing Bonus") equal to the sum of (I) $182,000 payable as follows: $91,000 on the Effective Date, and $45,500 on the ninetieth day after the Effective Date and $45,500 on the one hundredth and eightieth day after the Effective Date.

                  (b) Base Salary. During the Employment Term, the Executive shall receive a base salary of not less than One Hundred Eighty Five Thousand ($185,000) as increased hereunder from time to time (the



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"Base Salary") payable in accordance with the Company's normal payroll practices for salaried employees from time to time adopted by the Company. The Base Salary shall be reviewed annually and may be increased (but not decreased) in the course of each such review. Under no circumstances shall any increase in the Base Salary (i) limit or reduce any other obligation to the Executive under this Agreement, or (ii) once effective, be later reduced or eliminated.

                  (C) Annual Bonus. In addition to the Base Salary, the Executive shall be eligible, for each year of the Employment Term and Renewal Term, for an annual bonus ("Annual Bonus") to be approved in good faith by the Compensation Committee, which Annual Bonus shall be consistent with the amount of the bonuses awarded to top executives of companies engaged in the Business (as herein defined), and shall take into account such factors as approved by the Compensation Committee.

                  Each Annual Bonus calculated in accordance with the foregoing shall be earned ratably throughout the year and shall be payable within three months after the end of the fiscal year for which the Annual Bonus is awarded, unless the Executive shall otherwise timely elect to defer the receipt of such Annual Bonus under any deferred compensation plan of the Company then in effect.

                  (D) Stock Option Agreement

                        (i) Prior to or contemporaneously with the signing of this Agreement, the Company and the Executive shall enter into a stock option agreement ("Stock Option Agreement") dated as of the date hereof pursuant to which the Executive shall be entitled to acquire up to 500,000 shares ("Option Shares") of the Company's $.01 par value common stock at an exercise price of $2.875. The Stock Option Agreement shall be in customary form substantially as set forth on Exhibit A attached hereto. The Option Shares shall vest in accordance with the following schedule: June 4th, 1997- 200,000 shares ; June 4th, 1998- 150,000 shares ; June 4th, 1999- 150,000 shares.

                        (ii) The Option Shares granted hereunder shall retain the same equity position as a percent of the outstanding Common Stock of the

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Company as of the date of this Agreement, and shall not be diluted in any manner due to any circumstance. The Stock Option Agreement shall include provisions that in the event the outstanding Common Stock is changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares,stock split, stock dividend or another event which increases or decreases the outstanding common stock, (a) the aggregate number and kind of Common Stock subject to the option granted hereunder and pursuant to the Stock Option Agreement shall be adjusted appropriately, and (b) the rights to purchase Option Shares granted hereunder and pursuant to the Stock Option Agreement, both as to number of Option Shares and the option price shall be adjusted appropriately.

         (e) On or before August 1, 1997, the Company shall either implement a stock option plan in which the Executive is a participant or enter into an additional stock option agreement with the Executive, on mutually acceptable terms, pursuant to which the Executive shall have the right to acquire additional shares of Common Stock on terms no less favorable than those enjoyed by the other executive officers of the Company.

         (f) Employee Benefit Plans. During the Employment Term and any Renewal Term, the Executive and/or the Executive's dependents, as the case may be, shall be eligible to participate in and shall receive all benefits under each employee benefit plan of the Company, including, without limitation, all savings and retirement plans, medical, dental,disability, group life, accidental death and travel accident insurance plans and programs of the Company.

         The Company and the Executive shall, within ninety days hereof, establish a life insurance plan which shall provide, at the Company's expense, minimum coverage of $500,000 to the Executive.

         The Company shall reimburse the Executive (within ten days of submission of an invoice therefor) for any COBRA payments which Executive makes as a result of leaving his previous employer to accept employment hereunder.


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                  (g) Expenses. During the Employment Term and any Renewal Term,
the Executive shall be entitled, upon submission of proper substantiation, to receive reimbursement for all reasonable business-related expenses actually and necessarily paid or incurred by the Executive in connection with the discharge of his duties hereunder and in promotion of the business of the Company.

                  (h) Fringe Benefits. During the Employment Term and any Renewal Term, the Executive shall be entitled to fringe benefits in accordance with the policies of the Company. Such benefits shall include, but shall not be limited to, the following:

                        (i) The Executive shall be entitled to a car allowance equal to $800 per month, plus documented operating and maintenance expenses, for use in carrying out his duties as Executive Vice-President.

                        (ii) The Executive shall be provided appropriate office space, equipment and personnel in, or in the general area of Teaneck, New Jersey, in order to adequately perform his duties hereunder.

                  (i) Vacation. During the Employment Term and any Renewal Term, the Executive shall be entitled to paid vacation in accordance with the policies of the Company with respect to other key executives of the Company in comparable positions.

         4. Termination. The following provisions relate solely to termination of the Executive's employment during the Employment Term or any Renewal Term:

                  (a) Termination Upon Death. In the event the Executive dies during the term of this Agreement, this Agreement shall terminate except to the extent described in Section 6(a).

                  (b) Termination Upon Disability. For purposes of this Agreement, "Disability" for the specific position of Executive Vice-President means that: (i) the Executive is declared legally incompetent under the laws of the State of New Jersey; or (ii) the Executive's physical or mental condition meets the definition of "permanent disability" as defined under standard disability


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insurance policies intended for use within the State of New Jersey for a period of six consecutive months.

                  In the event the Executive becomes incapable of performing substantially all of the normal duties required by this Agreement and performed by him before such Disability, the Executive shall receive his full Base Salary during the first six (6) months of such Disability and no salary thereafter and Executive's employment hereunder may, at the option of the Company, be terminated at any time thereafter; provided, however, in no event shall any such termination cause the termination of the Executive's disability and medical insurance coverage.

                  (c) The Executive's right to terminate his employment hereunder shall not be affected by his incapacity due to Disability or other physical or mental illness.

                  (d) The date on which Executive's employment hereunder terminates for any reason shall be referred to as the "Termination Date".

         5. Notice of Termination. Any termination of Executive's employment by the Company or the Executive shall be communicated in writing to the other party in accordance with Section 12(b) of this Agreement. If the Termination Date is other than the date of receipt, the notice shall specify the Termination Date.

         6. Obligations of the Company Upon Termination. The following provisions apply if the Executive is terminated during the Employment Term or any Renewal Term:

                  (a) Termination Upon Death. If the Executive's employment is terminated by reason of the Executive's death, this Agreement shall terminate without further obligation to the Executive's legal representatives under this Agreement other than those payment amounts accrued and payable hereunder, including all amounts earned or accrued pursuant to Section 3 hereof, at the date of the Executives death.

                  Upon Executive's death, all Option Shares become vested and become immediately exerciseable by Executive's legal representative as


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provided in the Stock Option Agreement.

                  Anything in this Agreement to the contrary notwithstanding, the Executive's family shall be entitled to receive additional benefits at least equal to those provided by the Company to surviving families of executives of the Company in comparable positions under such plans, programs and policies relating to family death benefits, if any.

                  (b) Termination Upon Disability. If the Executive's employment is terminated by reason of the Executive's Disability, the Executive shall be entitled to receive additional disability and other benefits at least equal to those provided by the Company to disabled employees and/or their families in accordance with such plans, programs and policies relating to disability, if any. In the event of the Executive's disability, the Executive will no longer be required to perform his duties hereunder and will relinquish such duties to a successor selected by the Board of Directors.

                  (c) Termination Other than by Death or Disability. If the Executive's employment with the Company terminates for any reason other than as a result of the Executive's resignation, or as a result of termination by the Company upon Executive's conviction of a felony, the following shall become effective on the Termination Date:

                        (i) the Company shall pay to the Executive an amount equal to two years of his Base Salary on the Termination Date plus any unpaid Signing Bonus; less usual payroll taxes and other deductions, such amounts being payable in a lump sum within ten days following the Termination Date.

                        (ii) the Company shall promptly (within ten days of submission of an invoice therefor) reimburse Executive for COBRA payments made by Executive after the Termination Date;

                        (iii) the Option Shares shall immediately vest and Executive shall be entitled to purchase one hundred percent (100%) of the Option Shares at any time as provided in the Stock Option Agreement.

         7. Non-Competition. The term "Executive Capacity" means the Executive serving, directly or indirectly, as a key executive with substantially



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the same duties as described herein to any company involved in hair removal products, services or systems. (the "Competitors").

         At all times during the Executive's employment with the Company and for the period of two years after the Executive's employment is terminated with the Company, the Executive shall not serve in an Executive Capacity to any Competitor.

         The Company and the Executive agree that none of the forgoing shall be deemed to prohibit the Executive from acquiring, solely as an investment and through open market purchases, securities of a Competitor that are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System or any similar system of automated dissemination of quotations of securities prices in common use, so long as the Executive is not a member of any "control group" (within the meaning of the rules and regulations of the Securities and Exchange Commission) of any such Competitor.

         8. Non-Solicitation of Executives and Customers. The Executive shall not at any time during his employment hereunder and for the applicable period following termination of employment set forth in Section 7, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, recruit, solicit or induce, or attempt to recruit, solicit or induce any employee or former employee of the Company, its affiliates, or predecessors-in-interest to become employed by a Competitor, unless such employee or former employee has not been employed by the Company, its affiliates, or predecessors-in-interest for a period of not less that six months.

         9. Non-Disclosure. Except as expressly permitted by the Company, or in connection with the performance of his duties hereunder, the Executive shall not at any time during his employment by the Company or for two years after the termination of such employment for any reason,disclose,directly or indirectly, to any person, firm, corporation, partnership, association or other entity any Confidential Information.


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         "Confidential Information" means all information of a proprietary nature relating to (i) the Company's Business, and (ii) the business of the clients of the Company ("Company Clients") known or made available to the Company and such of its authorized agents, employees, and other contacts as may be necessary for the same to be utilized, including, but not by way of limitation: names, addresses, telephone numbers, contact persons and other identifying information relating to Company Clients and the customers of Company Clients; compilations and lists of Company Clients and the customers of Company Clients; information with respect to the needs and requirements of various Company Clients and the customers of Company Clients including the dates on which any contracts between such parties will terminate and be subject to renewal or on which renewal orders will be placed; rate and price information on products and services provided by the Company or by Company Clients; compilations and lists of suppliers, contractors or vendors of the Company or of Company Clients; information with respect to the Company's relationship with its suppliers, contracts or vendors, including the dates on which and contracts held by the Company with its suppliers will terminate or be subject to renewal; all business records and personal data relating to the employees of the Company or of the Company's Clients, including compensation arrangements of such employees; information contained in any confidential documents prepared by or for the Company and its employees or agents at the Company's expense, on Company time or otherwise in furtherance of the Company's Business, including but not limited to any such documents prepared for or on behalf of Company Clients; financial information with respect to the Company Business or the business of the Company Clients; any trade secrets, know-how or confidential information used or obtained by the Executive in the course of his employment hereunder from any officer, employee, agent or representative of the Company or of the Company Clients, including, without limitation, technical information,data or know-how respecting the design, cost, manufacture, processing, marketing or sale of products; and information with respect to any business system, program or report (whether or not computerized) used or developed by the Company or Company Clients.

         Such information and compilations of information shall be contractually subject to protection under this Agreement whether or not such information constitutes a trade secret and is separately protectable at law or in equity as


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a trade secret; provided, however, that "Confidential Information" does not include: (i) any information that is, nor shall become generally known to the industry or the public through no fault of the Executive,(ii) any information received in good faith from any other person who has the right to disclose such information,(iii) any information that the Executive can demonstrate was within his legitimate possession prior to the time if his employment by the Company, or
(iv) any confidential information which does not constitute a trade secret after two (2) years from termination or expiration of the Executive's employment with the Company.

         The Executive acknowledges and agrees that the Confidential Information is a valuable, special and unique asset of the Company's business.

         10. Books and Records. All books, records and accounts relating in any manner to the Company's customers or suppliers, whether prepared by the Executive or otherwise coming into the Executive's possession, and all copies thereof in the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company upon termination of the Executive's employment hereunder or upon the Company's request at any time.

         11. Successors.

                  (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, the benefits accrued and payable hereunder shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors.

                  (c) In the event that another corporation or unincorporated entity becomes a Successor (as such term is defined below) of the Company, then the Successor shall, by an agreement in form and substance reasonably satisfactory to the Executive, expressly assume and agree to perform this Agreement in the same manner and to the same extent as the


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Company be required to perform if there had been no Successor. As used herein, the term "Successor" means another corporation or unincorporated entity or group of corporations or unincorporated entities which (i) acquires all or substantially all of the assets of the Company, or (ii) is the surviving entity as a result of the merger of the Company into such entity.

         12. Miscellaneous.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to principles of conflict of laws.

                  The captions of these Agreement are not part of the provisions hereof and shall have no force or effect.

                  This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                   If to the Executive:

                   Robert J. Figliozzi
                   324 Franklin Avenue
                   Ridgewood, New Jersey 07450

                   If to the Company:

                   MEHL/Biophile International Corporation
                   4127 NW 27th Lane, Suite A
                   Gainesville, Florida 32606
                   ATTN: Thomas L. Mehl, Sr.

or to such other address as either party shall have furnished to the other in


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writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (c) If any term or provision of the Agreement or the application hereof any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Moreover, if a court or competent jurisdiction deems any provision hereof to be too broad in time, scope or area, it is expressly agreed that such provision shall be enforced to a less degree which the court or competent jurisdiction would find enforceable.

                  (d) The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof.

                  (f) Any waiver of any breach of this Agreement shall not be construed to be a continuing waiver of consent to any subsequent breach by either party hereto.

                  (g) In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court costs and attorney's fees of the other.

                  (h) The Executive shall not delegate the employment obligations pursuant to this Agreement to any other person.

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IN WITNESS WHEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first written above.

                                COMPANY:
                                MEHL/Biophile International Corporation


                                By:_____________________________________
                                   Name: Thomas L. Mehl,Sr
                                   Title: CEO and Chairman of the Board



                                           EXECUTIVE:

                                   ______________________________________
                                   Robert J. Figliozzi



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